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                                                                   EXHIBIT 10.14

                                                         1585 CHARLESTON ROAD
                                                         P.O. BOX 7900
                                                         MOUNTAIN VIEW, CA
                                                         94039-7900
                                                         PHONE 415.961.4400
                                                         FAX 415.961.3769



        August 30, 1995

        Cary A. Kimmel
        PEERLESS SYSTEMS CORPORATION
        2381 Rosecrans Ave.
        El Segundo, CA 90245

        RE:  PCL5 DEVELOPMENT AND LICENSE AGREEMENT DATED JUNE 14, 1993

        Dear Cary,

        Adobe agrees to modify the terms of the August 5, 1994 letter amendment to the above Agreement regarding the PCLSe development project described in the Agreement as follows:

        1.0 Peerless has invoiced Adobe for the final [*] Pre-Paid Royalty payment associated with the final delivery, Milestone 4 in the August 5, 1994 letter, upon Peerless' delivery of the final candidate software release. Adobe will provide payment of such invoice upon Adobe's acceptance in accordance with Paragraph 4
                                                                 ---------
              ("Acceptance") of the Agreement.

        2.0 It is agreed by both parties that the following actions will constitute the completion of all activities for this project.

              2.1 The PP5e product will be functionally complete as of Peerless Release 11B.2 of the PP5e software released to Adobe on May 31, 1995 and revised on June 2, 1995.

              2.2 Remaining Peerless efforts are associated with "bug" fixes of this release.

              2.3 Once Peerless Quality Assurance has completed their review of the complete ATS and CET output from Peerless Release 11B.2, subsequent release testing will consist of regression testing only. Regression testing consists of a complete FTS and ATS run and rerunning any specific CET/other files that demonstrated the bugs that are fixed in the release being tested. The output of any such regression testing will be supplied to Adobe.

                      [*Confidential Treatment Requested]
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Kimmel/Peerless
August 30, 1995
Page 2

              2.4 The differences between the version of Genoa test suites that Peerless is running (February 1993 plus 1993 updates) and the version that Adobe is running are minor and no upgrade of the Peerless suites is required by Adobe.

              2.5 Adobe agrees that: (i) the Adobe PostScript 2016.102 software as, delivered to Peerless on July 7, 1995, (ii) the Amethyst Reference System sent to Peerless on July 3, 1995 and (iii) the RefSim code delivery sent to Peerless on July 12, 1995 are sufficient to complete acceptance testing and additional Peerless rework in support of subsequent 2016 releases is not required.

              2.6 The style, method and content of Peerless release 13 shall be that of previous releases made by Peerless. Adobe testing to complete the Adobe acceptance test cycle shall consist of rerunning of Genoa Test Suites (ATS, FTS, CETs and other Adobe-generated tests sent to Peerless on June 19, 1995) and reviewing output.

        3.0 Peerless agrees that any engineering charges necessary to complete the tasks outlined in Section 2.0 above shall not increase the Final Engineering Fees as defined in Section 4.0 below.

        4.0 In addition to the above Milestone Payment, Adobe will pay engineering fees to Peerless to cover Peerless' extended development expenses (actual hours spent by Peerless engineering personnel) during the period from May 1, 1995 through completion of the project as outlined above up to a maximum of [*], (the "Final Engineering Fees"). Peerless will send an invoice to Sandy Songy at Adobe with information indicating who worked on the project and the number of hours worked per person.

        All other terms of the Agreement and any amendments thereto including the letter amendment of August 5, 1994 shall remain in full force and effect.

        Sincerely,                       ACKNOWLEDGED AND AGREED TO ON
                                         BEHALF OF PEERLESS CORPORATION:

                                         By:
                                            ---------------------------
        Sandy Songy                      Print:   William Wood
        Business Development Manager           ------------------------
                                         Title:   Vice President
                                               ------------------------
                                         Date:    8/31/95
                                              -------------------------

        cc:  Jim Stephens
             Don Andrews

                      [*Confidential Treatment Requested]